UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2022

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in

its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	“HAYN”	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2022, the Board of Directors of Haynes International, Inc. (the “Company”) and the Compensation Committee thereof, following a year-end review of policies, plans and agreements relating to the employment of the Company’s executive officers, determined that both Mr. Shor’s Executive Employment Agreement and the Termination Benefits Agreements applicable to each Named Executive Officer required amendment in order to conform to the parties’ intent with respect to cash and other compensation payable upon certain events. Those events include, without limitation, termination of employment in connection with a change of control and, in the case of Mr. Shor, termination of employment upon death or disability. Accordingly, for the avoidance of doubt in construing such provisions, upon the recommendation of the Compensation Committee, the Board of Directors approved, and the Company and the applicable individual entered into (i) Amendment No. 1 to Mr. Shor’s Executive Employment Agreement and (ii) Amendment No. 1 to Termination Benefits Agreement (conformed for each applicable Named Executive Officer).

Item 9.01. Financial Statement and Exhibits

Exhibit 99.1	Amendment No. 1 to Executive Employment Agreement

Exhibit 99.2	Form of Amendment No. 1 to Termination Benefits Agreement

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: January 13, 2022	By:	/s/ Janice Gunst
Janice Gunst
Vice President—General Counsel